Exhibit 10.2

Israel Discount Bank of New York Guaranty

May 31, 2012

In consideration of advances, loans, extension of credit, renewals, acquisition of notes and other instruments for payment of money and any security documents relative thereto or security agreements, conditional contracts of sale, chattel mortgages, leases and other lien or security instruments or an interest or participation therein, due or to become due, heretofore made to or for the account of SMART ONLINE INC. or any one or more of them jointly and/or severally (each, any and all of whom are hereinafter, for the purpose of this Guaranty, called “Borrower”) and/or now or hereafter to be made directly, or indirectly, to or for the account of or from Borrower by Israel Discount Bank of New York, 511 Fifth Avenue, New York, NY 10017, (hereinafter called “Bank”) solely with respect to that certain Promissory Note dated May 31, 2012 in the principal amount of $5,000,000.00 executed by Borrower in favor of Bank (as amended from time to time, the "Note") and/or the granting to or for account of Borrower of such extensions, forbearances, releases of collateral or other relinquishments of legal rights and/or extending any other financial accommodation or benefit to Borrower, as Bank may deem advisable, the undersigned (each, any and all of whom are hereinafter called “Guarantor”) hereby absolutely and unconditionally guarantees to Bank the prompt payment of claims of every nature and description of Bank against Borrower (including those arising out of or in any way connected with warranties made by Borrower to Bank in connection with any instrument pledged to, deposited with or purchased by Bank) and any and every obligation and liability of Borrower to Bank or another or others of whatsoever nature and howsoever evidenced, whether now existing or hereafter incurred, originally contracted with Bank and/or another or others and now or hereafter owing to or acquired in any manner, in whole or in part, by Bank, or in which Bank may acquire a participation, whether contracted by Borrower alone or jointly and/or severally with another or others, whether direct or indirect, absolute or contingent, secured or not secured, matured or not matured, including interest that would accrue, but for the filing of any petition in bankruptcy by or against the Borrower, whether or not such interest is allowed in such bankruptcy proceeding.  All of the foregoing are hereinafter referred to as “Obligations”.

1.           Bank, Borrower and Guarantor Further Defined:
The term “Bank” as used throughout this Guaranty shall be deemed to include all its divisions, branches, departments, affiliates and subsidiaries, any individual, partnership or corporation acting as nominee or agent for Bank, any corporation, the stock of which is owned or controlled, directly or indirectly, by Bank, and any indorsees, successors or assignees of Bank.  The terms “Borrower” and “Guarantor” as used throughout this instrument shall include any and all individuals, associations, partnerships, corporations, limited liability companies or other entities named herein respectively as Borrower or Guarantor and (a) any and all successor individuals, associations, partnerships, corporations, limited liability companies or other entities to which all or substantially all of the business or assets of any Borrower or Guarantor respectively shall have been transferred, and (b) in the case of any Borrower or Guarantor which is a partnership, any general or limited partnership which shall have been created by reason of, or continued in existence after, the admission of any new partner or partners therein, or the dissolution of the existing partnership by, or the continuation thereof after the death, resignation, or other withdrawal of any partner, (c) in the case of any Borrower or Guarantor which is a corporation or limited liability company, any other corporation or limited liability company into or with which said Borrower or Guarantor shall have or has been merged, consolidated, reorganized, or absorbed, and (d) in the case of any Borrower or Guarantor who is an individual, the legal representatives and heirs of each of them.

2.           Reliance of Bank on Guaranty:
The Obligations, and each of them, shall conclusively be presumed to have been created, contracted or incurred in reliance upon this Guaranty and all dealings between Borrower and Bank shall likewise conclusively be presumed to have been had or consummated in reliance upon this Guaranty, whether or not any Guarantor has notice thereof.

3.           Collateral For Guaranty:
As collateral security for the obligations and liabilities of Guarantor hereunder, as well as for the payment of any and all other liabilities and obligations of Guarantor to Bank or another or others and claims of every nature and description of Bank against Guarantor, whether now existing or hereafter incurred, originally contracted with Bank and/or with another or others and now or hereafter owing to or acquired in any manner in whole or in part by Bank or in which Bank may acquire a participation, whether contracted by Guarantor alone or jointly and/or severally with another or others, direct or indirect, absolute or contingent, secured or not secured, matured or not matured, including without limitation payment of the Obligations (all of which are hereafter collectively called “Liabilities”), Guarantor does hereby pledge, assign and transfer to Bank or its agents all right, title and interest of Guarantor in and to all deposit accounts (general or special) of Guarantor at any time maintained with Bank, whether now or hereafter existing or acquired, and wherever located, and any substitutions and all proceeds thereof.  Bank is given a continuing lien on, security interest in and/or right of set-off for the amount of the Liabilities upon said deposit accounts and any credits of Guarantor with, and any and all claims of Guarantor against, Bank or any branch, subsidiary or affiliate of Bank, wherever located, and any substitutions, and all proceeds thereof at any time existing.  Bank is hereby authorized at any time or times, without prior notice, to apply such deposits or credits, or any part thereof, to the Liabilities and in such amounts as Bank may elect, although the Liabilities may be contingent or unmatured, and whether the collateral security therefor is deemed adequate or not.   In order to further secure the payment of the Obligations and Liabilities, Bank is hereby given a continuing security interest and lien for the amount of all Liabilities upon any and all moneys, securities and other Investment Property (including without limitation all dividends and distributions, whether in cash, Investment Property or kind, and all options or rights, whether in respect of, in addition to, in substitution of or in exchange for such Investment Property) and any and all other property of Guarantor and the proceeds thereof, now or hereafter actually or constructively held or received by or in transit in any manner to or from Bank, its correspondents or agents, from or for Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into the possession of Bank in any way, or placed in any safe deposit box leased by Bank to Guarantor.  All of the foregoing, and any property now or hereafter pledged, assigned, and transferred to or deposited with Bank or its agents by or for Guarantor or in which Bank shall otherwise be granted a security interest by or for Guarantor to secure the Liabilities, and all of the cash and non-cash Proceeds and products of all of the foregoing, are hereinafter individually and collectively called “Collateral”.  In the event Guarantor has or shall hereafter execute and deliver a General Security Agreement or any other security agreement granting to Bank a security interest in or a lien on any of its property, all such property as specified therein shall be Collateral and shall secure the Obligations and the Liabilities.

4.           Unconditional and Unlimited Guaranty:
This Guaranty shall be a continuing, absolute, unconditional and unlimited guaranty of payment regardless of the validity, regularity or enforceability of any of the Obligations, or purported Obligations or the fact that a security interest or a lien in any of the Collateral may not be granted to, conveyed to, or created in favor of, Bank or that Collateral may be subject to equities or defenses or claims in favor of others or may be invalid or defective in any way and for any reason including any action, or failure to act by Bank.  Guarantor waives any right to require Bank to pursue any remedies against Borrower or any other person or against any Collateral.  This Guaranty shall continue in full force and effect and Bank may continue to act in reliance thereon notwithstanding the termination or revocation of any other guaranty of the Obligations, by any other co-guarantor thereof with respect to his, her or its liability as a guarantor, any notice from Guarantor not to renew, extend or modify Obligations or any part thereof, the death, incapacity, dissolution or reorganization of Guarantor, or increase, decrease or change in the partners or members of the Guarantor, if it be a partnership or limited liability company, and/or notwithstanding that for certain periods there may be no Obligations owing to Bank by Borrower, and shall be binding upon Guarantor and Guarantor's estate and the personal representatives, heirs and successors and assigns of Guarantor, who shall, nevertheless, remain liable with respect to Obligations and any renewals or extensions thereof or liabilities arising out of same, and Bank shall have all the rights herein provided for as if no such event has occurred.  Any payment on account of Borrower, or any reacknowledgment of Obligations by Borrower or any other party liable therefor, shall be deemed to be made on behalf of Guarantor and shall serve to toll the running of any statute of limitations applicable to Obligations and Liabilities, and if such statute of limitations shall have expired, said payment or reacknowledgment shall serve to prevent the operation of such statute of limitations.

5.           Rights of the Bank Generally:
Bank or its nominee may exercise any right of the Guarantor with respect to any Collateral.  Bank shall not be liable for failure to collect or realize upon Obligations or upon Collateral, or any part thereof, or for any delay in so doing, nor shall Bank be under any obligation to take any action whatsoever with regard thereto.  Bank shall use reasonable care in the custody and preservation of Collateral in its possession but need not take any steps to preserve rights against prior parties or to keep the Collateral identifiable.  Bank shall have no obligation to comply with any recording, re-recording, filing, refiling, or other legal requirement necessary to establish or maintain the validity, priority or enforceability of, or Bank's rights in and to Collateral, or any part thereof.  Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing, nor shall such failure or delay constitute a waiver of such rights, privileges or options.

6.           Rights of Bank Under Statutory or Non-Statutory Proceedings:
In any statutory or non-statutory proceeding, affecting Guarantor or the Collateral, Bank or its nominee may, whether or not a default exists and regardless of the amount of Obligations or Liabilities, file a proof of claim for the full amount of the Obligations and/or the Liabilities and vote such claim for the full amount thereof: (a) for or against any proposal or resolution; (b) for a Trustee or Trustees or for a Committee of Creditors; (c) for the acceptance or rejection of any proposed arrangement, plan of reorganization, plan for adjustment of an individual's debts, composition, or extension, and Bank or its nominee may receive any payment or distribution and give acquittance therefor and may exchange or release Collateral.

7.           Duty of Guarantor to Sign and Act, Right of Bank to Sign and Act:
Guarantor hereby authorizes Bank to file initial financing statements or amendments thereto at any time and from time to time with respect to any and all the Collateral, in form and scope sufficient to perfect the lien and security interest of Bank in the Collateral, and Guarantor will, at any time on request of Bank, sign trust receipts, security agreements or other agreements with respect to any Collateral, and will provide Bank with information necessary to complete any of the foregoing.  Guarantor will do all other acts and things as Bank may deem necessary or advisable from time to time in order to perfect and preserve the liens created by this Guaranty, and to insure the continuing priority of said liens.  Upon the Guarantor's failure to do any of the aforementioned, Bank is authorized as the agent and/or attorney-in-fact of Guarantor to do so.  Guarantor also ratifies its authorization for Bank to have filed initial financing statements or amendments thereto if filed prior to the date hereof.

8.           Right of Bank to Sell Collateral:
Bank may sell all or any part of the Collateral deposited or pledged for said Liabilities, although said Liabilities may be contingent or unmatured, whenever in its discretion Bank considers such sale necessary for its protection.  Any such sale may be made in the manner hereinafter provided, without prior demand for margin or additional margin or for payment on account or any other demands whatsoever.  The making of any such demands, oral or written, in any one or more instances shall not establish a course of conduct nor constitute a waiver of the right of Bank to sell said Collateral as herein provided or of the right of Bank to accelerate the maturity of Liabilities as herein provided.  If notice of the intended disposition of Collateral is required by law, Guarantor agrees that the giving of ten (10) days notice by Bank, unless a shorter period of time is permitted under the New York Uniform Commercial Code as the same may be from time to time amended (the “UCC”), sent by ordinary mail, postage prepaid, to the address set forth below the signature of Guarantor, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and Guarantor waives any other notice with respect thereto.

9.           Rights of Bank With Regard to Investment Property:
Any and all Investment Property of Guarantor in which a security interest is at any time granted to and/or held by Bank may, without notice, and whether or not a default exists hereunder or under any of the Obligations, be registered in the name of Bank or its nominee or be transferred to a Securities Account held in the name of Bank or its nominees, or likewise be under the Control of Bank as the Entitlement Holder without disclosing that Bank is a pledgee.  Guarantor hereby irrevocably appoints Bank, acting through its officers, employees and agents as its attorney-in-fact, at Guarantor’s own cost and expense, to act on Guarantor’s behalf to register in the name of Bank or its nominee any or all such Investment Property and/or to transfer such Investment Property to a Securities Account of and in the name of Bank, with Bank as the Entitlement Holder of such Securities Account and having Control thereof, and/or to enter into agreements with the issuers of such Investment Property pursuant to which the issuers will agree to comply with the instructions of Bank without consent by Guarantor, and to take such action as Bank may deem appropriate to fully protect its lien and security interest in the Investment Property and the related Securities Account, if any.  Bank or such nominee (after a default exists hereunder or under any of the Obligations and regardless of the amount of the Obligations or Liabilities) may, without notice, exercise all voting and corporate rights at any meeting of any corporation issuing such Investment Property, and (whether or not a default exists hereunder or under any of the Obligations and regardless of the amount of the Obligations or Liabilities) exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such Investment Property as if the absolute owner thereof, including without limitation the right to exchange, at its discretion, any and all of such Investment Property for other Investment Property or any other property upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing the same or upon the exercise by the issuing corporation or Bank of any right, privilege or option pertaining to such Investment Property,  and in connection therewith, to deposit and deliver any and all of such Investment Property with any committee, trustee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except as to account for property actually received by it.  If Guarantor, as registered holder of any Investment Property, shall become entitled to receive or does receive any stock or other certificate, option, right, dividend or other distribution (whether payable in cash, Investment Property or “in kind”), whether in respect of, as an addition to, in substitution of, or in exchange for, such Investment Property, or otherwise, Guarantor agrees to accept same as Bank’s agent and to hold same in trust for Bank, and to forthwith deliver same to Bank in the exact form received, with Guarantor’s endorsement when necessary or when requested by Bank, to be held by Bank as Collateral.  Guarantor acknowledges that Bank may be unable to effect a public sale of any securities which may constitute a portion of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and instead may resort to one or more private sales of such Collateral to a restricted group of purchasers who would be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Guarantor recognizes and agrees that, because of this restriction, sales of securities may result in prices and other terms less favorable to the seller than if the disposition were made pursuant to a public sale and, notwithstanding such circumstances, agrees that any such private or limited sale or sales shall be deemed to have been made in a commercially reasonable manner.  Bank shall be under no obligation to delay a sale of any of the securities constituting a part of the Collateral for the period of time necessary to permit the issuer of such securities to register them for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

10.           Defaults of Guarantor or Borrower:
It shall be deemed an “Event of Default” if Guarantor shall fail to perform any agreement herein contained or in any security agreement or other agreement delivered by Guarantor to Bank, or if default occurs in the payment of any sum payable upon any of said Obligations or said Liabilities or said Collateral.  It shall also be an Event of Default if any of the following events occurs with respect to the Guarantor or Borrower or any obligor, maker, indorser, acceptor, surety or guarantor of, or any other party to, said Obligations or Liabilities or Collateral (each, any and all of whom are included in the term “them” as hereinafter used in this paragraph):  (a) default in respect of any liabilities, obligations or agreements (present or future, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, original or acquired) of any of them to or with Bank; (b) death (being an individual) or dissolution (being a partnership, limited liability company or corporation); death or suspension of the usual business activities of any member of any partnership or limited liability company included in the term “them”; (c) insolvency, or if insolvency be imminent or threatened; (d) assignment for the benefit of creditors; calling of a meeting of creditors; appointment of a committee of creditors or a liquidating agent; offering to or receiving from any creditors a composition or extension of any of the indebtedness of any of them; (e) making a or sending a notice of an intended bulk transfer; (f) granting a security interest in any property, including without limitation, in the rights of any of them in Collateral; (g) suspension of payment; (h) the whole or partial suspension or liquidation of their usual business; (i) failure, after demand, to furnish any financial information or to permit inspection of books or records of account; making any misrepresentation to Bank; (j) commencement of any proceeding under any debtor relief statute; (k) failure to pay any tax or failure to withhold, collect or remit any tax or tax deficiency when assessed or due; (l) failure to pay when due any obligations whether in writing or not; (m) commencement (at law, or in equity, or under any of the provisions of the Bankruptcy Code or amendments thereto) of any proceeding, suit or action for: adjudication as a bankrupt, reorganization, composition, extension, arrangement, adjustment of individual debts, receivership, liquidation or dissolution by or against any of them; (n) application for the appointment, or the appointment, in any jurisdiction, at law or in equity, of any receiver, conservator, rehabilitator or similar officer or committee of, or for any of the property of, any of them; making of any tax assessment by the United States or any state; (o) entry of a judgment or issuance of a warrant of attachment or an injunction against, or against any of the property of, any of them; commencement against any of them of any proceeding for enforcement of a money judgment under Article 52 of the New York Civil Practice Law and Rules, or any similar statute of any other state or jurisdiction, or amendments thereto; (p) failure of any of them or of Obligations, Liabilities or Collateral at any time to comply with Regulation U of the Federal Reserve Board or any amendments thereto; or (q) if at any time, in the opinion of Bank, the financial responsibility of any of them shall become impaired.  In the event of an Event of Default, said Liabilities, although not yet due, shall, without notice or demand, forthwith become and be immediately due and payable, notwithstanding any time or credit allowed under any of the Liabilities or under any instrument evidencing the same.

11.           Rights of Bank After an Event of Default:
Upon the occurrence of an Event of Default, and at any time thereafter Bank, without demand of performance, advertisement or notice of intention to sell, or of time or place of sale, or to redeem, or other notice or demand whatsoever to or upon Guarantor or any other person (all and each of which demands advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon said Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, and deliver said Collateral, or any part thereof, or any property whatsoever of any kind to which it may be entitled as Collateral for the said Obligations or Liabilities, in one or more parcels, at public or private sale or sales, at any exchange, brokers' board or at Bank's offices or elsewhere, at such prices as it may deem best, for cash, or on credit, or for future delivery, without assumption of any credit risk, with the right to Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free from any right or equity of redemption in Guarantor, which right or equity is hereby expressly waived and released.  Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the UCC.  Guarantor shall, upon request of Bank, assemble the Collateral and make it available to Bank at a place to be designated by Bank, which place shall be reasonably convenient to Bank and Guarantor.

12.           Application of Net Proceeds of Sale, Lease or Disposition of Collateral:
Bank may apply the net proceeds of any sale, lease or other disposition of Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing or the like of said Collateral or in any way relating to the rights of Bank thereunder, including attorney's fees and legal expenses, to the payment, in whole or in part, in such order as Bank may elect, of one or more of said Liabilities, whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such net proceeds and after the payment by Bank of any other amounts required by any existing or future provision of law (including Section 9-615 of the UCC, or the equivalent section or sections of the Uniform Commercial Code of any jurisdiction in which any of the Collateral may at the time be located).  Guarantor shall remain liable to Bank for the payment of any deficiency, with legal interest.

13.           Rights of Bank Under Successive Guaranties Cumulative:
The execution and delivery hereafter to Bank by Guarantor of a new instrument of guaranty shall not terminate, supersede or cancel this Guaranty, unless expressly provided therein, nor shall this instrument terminate, supersede or cancel any guaranty previously delivered to Bank by Guarantor.  All rights and remedies of Bank hereunder or under any instrument of guaranty previously or hereafter executed and delivered to Bank by Guarantor shall be cumulative and may be exercised singly or concurrently.

14.           Assignability:
Bank may, without notice, assign the Obligations in whole or in part, and each successive assignee of the Obligations so assigned may enforce this Guaranty for its own benefit, with respect to the Obligations so assigned.

15.           Guarantor to Hold Collateral in Trust:
If Guarantor, as registered holder of Collateral, shall become entitled to receive or does receive any stock certificate, option or right, whether as an addition to, in substitution of, or in exchange for, such Collateral, or otherwise, Guarantor agrees to accept same as Bank's agent and to hold same in trust for Bank, and to forthwith deliver the same to Bank in the exact form received, with Guarantor's indorsement when necessary, to be held by Bank as Collateral.

16.           Independent Liability of Guarantor, Joint and Several Liability of Guarantor:
Guarantor consents that Obligations or the liability of any other guarantor, surety, indemnitor, indorser, or any other party for or upon the Obligations or the Collateral may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released by Bank, and that any Collateral or liens for the Obligations may, from time to time, in whole or in part, be exchanged, sold, released, surrendered or otherwise dealt with by Bank, and that Bank may refuse payment, in whole or in part, from any party to the Obligations, all without any notice to, or further assent by, or any reservation of rights against, Guarantor and without in any way affecting or releasing the liability of Guarantor hereunder.  Guarantor, if more than one, shall be jointly and severally bound and liable hereunder and if any of the undersigned is a partnership also the general partner or partners thereof individually.

17.           Guarantor to Remain Liable:
If claim is ever made upon Bank for repayment or recovery of any amount or amounts received by Bank in payment or on account of any portion of the Obligations and Bank repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any part of its property, or (b) any settlement or compromise of any such claim effected by the Bank (with or without the consent of Guarantor) with any such claimant (including Borrower) or (c) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or a diversion of trust funds, then and in such event, Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation, cancellation, release or surrender hereof or the cancellation of any note or other instrument evidencing any portion of the Obligations of Borrower or any satisfaction or discharge of Borrower by virtue of any payment or court order or any state or federal law, and Guarantor shall be and remain liable to Bank hereunder for the amounts so repaid or recovered to the same extent as if such amount had never originally been received by Bank, together with all expenses, including attorney’s fees and expenses attributable thereto, incurred by Bank in defense of such claim.

18.           Financial Representations and Warranties of Guarantor:
Guarantor hereby represents and warrants that all financial information provided to the Bank by the Guarantor is true and complete as of the date it was provided, and presents a true and complete statement as of such date of his, her or its financial condition and of his, her or its assets and liabilities, whether accrued, absolute, contingent or otherwise.  Since such date, there has been no material adverse change in the Guarantor's condition, financial or otherwise, from that set forth in said financial information.  Guarantor agrees to provide such further financial information as Bank shall from time to time require.  Guarantor hereby authorizes Bank or any of Bank’s agents to conduct such credit, financial or other appropriate investigation of Guarantor as Bank shall deem necessary, and Guarantor hereby consents to Bank’s receipt and use of any credit report from third parties in connection herewith.

19.           Representations of Guarantors Other Than Natural Persons:
Each Guarantor, which is not a natural person, hereby represents and warrants that (a) it has full power, authority and legal right (i) to execute and deliver this Guaranty and (ii) to perform and observe the terms hereof; (b) the making and performance of this Guaranty has been duly authorized by all necessary action of the Guarantor, does not violate any provision of law or of the organizational documents or by-laws of such Guarantor; (c) this Guaranty constitutes a valid and binding obligation of such Guarantor enforceable in accordance with its terms; and (d) the making and performance of this Guaranty does not and will not constitute a default under or result in a breach of any provision of, any agreement, mortgage, indenture or other instrument of any nature to which the Guarantor is a party or to which its assets are subject.

20.           Reimbursement of Expenses by Guarantor, Including Attorney’s Fees:
Guarantor agrees to pay all filing fees and to reimburse Bank for all costs and expenses of any kind incurred in any way in connection with the Collateral.  Guarantor agrees that, whenever an attorney is used to obtain payment under or otherwise enforce this Guaranty or any other guaranty or to enforce, declare or adjudicate any rights or obligations under this Guaranty or any other guaranty or with respect to the Obligations or the Collateral, or in defense of any of its rights or any amount received hereunder, whether by suit or by any other means whatsoever, all attorneys’ fees, court costs and expenses related thereto shall be payable by each Guarantor against whom this Guaranty or any obligation or right hereunder is sought to be enforced, declared or adjudicated, even if such rights cannot be asserted against the Borrower or any other obligor.  All of Guarantor’s obligations under this Section 20 shall be included in its Liabilities, and be secured by the Collateral.

21.           No Termination of Guaranty:
This Guaranty shall remain in effect until ninety (90) days after notice of termination in writing is sent and actually received by the Bank in accordance with Section 27 below (the “Termination Date”).  Such termination will be effective only with respect to Obligations incurred or contracted by the Borrower or acquired by the Bank after the Termination Date.  This Guaranty is a continuing Guaranty and shall remain in full force and effect as to all Obligations existing on the Termination Date, including all renewals, compromises, modifications, extensions and other amendments relating to such Obligations, together with all interest and collection expenses related thereto, and this Guaranty shall be unaffected by the death or dissolution of any Guarantor, or by the termination of any other guaranty of any other Guarantor.  The termination of this Guaranty by any Guarantor shall not affect or diminish the liability of any other Guarantor.  Written notice of termination shall be the only means to terminate this Guaranty, notwithstanding that there may at certain times be no outstanding Obligations.  Notwithstanding anything to the contrary contained herein, this Guaranty shall remain in full force and effect until all of the Obligations are satisfied and repaid to Bank in full.

22.           Waiver of Notices by Guarantor:
Guarantor waives any and all notices and demands whatsoever, including, without, limitation, notice of acceptance of this Guaranty or of the creation, or accrual of any of the said Obligations, or of any renewals or extensions thereof from time to time, or of the reliance by Bank upon this Guaranty.  Guarantor waives protest, demand for payment, notice of default or nonpayment to or on Guarantor, Borrower or any other party liable for or upon any of said Obligations or Liabilities or Collateral.

23.           Waiver of Trial by Jury:
BANK AND GUARANTOR, IN ANY LITIGATION (WHETHER OR NOT ARISING OUT OF OR RELATING TO OBLIGATIONS, LIABILITIES OR COLLATERAL OR ANY OF THE MATTERS CONTAINED IN THIS GUARANTY OR ANY MATTERS ARISING OUT OF THE RELATIONSHIP BETWEEN BORROWER AND BANK AND/OR BETWEEN GUARANTOR AND BANK) IN WHICH BANK AND ANY OF THEM SHALL BE ADVERSE PARTIES, WAIVE TRIAL BY JURY.

24.           Waiver of Defenses and Immunity:
GUARANTOR WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE, INCLUDING BUT NOT LIMITED TO, THOSE DEFENSES BASED UPON FRAUD OR ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SETOFF OR CLAIM, DEDUCTION OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY BANK WITH RESPECT TO THIS GUARANTY OR ANY MATTER ARISING HEREFROM OR RELATING HERETO.  TO THE EXTENT THAT GUARANTOR HAS OR MAY HEREAFTER ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE), WITH RESPECT TO GUARANTOR OR THE PROPERTY OF GUARANTOR, SUCH IMMUNITY IS HEREBY IRREVOCABLY WAIVED BY GUARANTOR.

25.           Waiver of Subrogation:
NOTWITHSTANDING ANY PAYMENT OR PAYMENTS MADE BY GUARANTOR HEREUNDER, OR ANY SET-OFF OR APPLICATION BY BANK OF COLLATERAL OR OF ANY CREDITS OR CLAIMS, GUARANTOR WILL NOT ASSERT OR EXERCISE ANY RIGHTS OF BANK OR GUARANTOR AGAINST BORROWER TO RECOVER THE AMOUNT OF ANY PAYMENT MADE BY GUARANTOR TO BANK HEREUNDER OR UNDER ANY OTHER GUARANTEE BY WAY OF SUBROGATION, REIMBURSEMENT, CONTRIBUTION, INDEMNITY, OR OTHERWISE ARISING BY CONTRACT OR OPERATION OF LAW, AND GUARANTOR SHALL HAVE NO RIGHT OR RECOURSE TO OR ANY CLAIM AGAINST ANY ASSETS OR PROPERTY OF  BORROWER, WHETHER OR NOT THE OBLIGATIONS HAVE BEEN SATISFIED, ALL OF SUCH RIGHTS BEING HEREIN EXPRESSLY WAIVED BY GUARANTOR.  IF THERE IS MORE THAN ONE GUARANTOR, EACH GUARANTOR AGREES NOT TO SEEK CONTRIBUTION FROM ANY OTHER GUARANTOR UNTIL ALL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL.  IF ANY AMOUNT SHALL NEVERTHELESS BE PAID TO A GUARANTOR BY BORROWER OR ANOTHER GUARANTOR SUCH AMOUNT SHALL BE HELD IN TRUST FOR THE BENEFIT OF BANK AND SHALL FORTHWITH BE PAID TO BANK TO BE CREDITED AND APPLIED TO THE OBLIGATIONS, WHETHER MATURED OR UNMATURED.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS GUARANTY, AND ANY SATISFACTION AND DISCHARGE OF BORROWER BY VIRTUE OF ANY PAYMENT, COURT ORDER OR ANY FEDERAL OR STATE LAW.

26.           Guaranty is Entire Agreement of Parties, No Modification or
Waiver Except in Writing:
This Guaranty embodies the entire agreement of the parties and may not be modified unless in writing and signed by Bank and no course of dealing between Guarantor and Bank shall be effective to change or modify or to discharge in whole or in part this Guaranty.  No Waiver of any right or power of Bank or consent by it shall be valid unless in writing signed by an authorized officer.

27.           Effectiveness of Notices, Designation by Guarantor of Agent
                         and Address for Notices:
Any notice to Bank shall be deemed sufficient and effective only if sent by certified mail, return receipt requested, to and actually received at the Bank at its office located at 511 Fifth Avenue, New York, New York 10017, Attention: Roy Nachimzon, First Vice President.  Any notice to, or demand on, Guarantor elected to be given or made by Bank shall be deemed sufficient and effective if sent to Guarantor whose name appears first below to the last known address of such Guarantor appearing on the records of Bank.  Each Guarantor hereby designates the one whose name appears first below as agent to receive notice hereunder on his, her or its behalf.

28.           Choice of Law, Choice of Venue, Consent to Jurisdiction:
This Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York.  Guarantor agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Guaranty may be brought and enforced in the courts of the State of New York located in New York County, or the courts of the United States of America for the Southern District of New York, and hereby irrevocably submits to each such jurisdiction, which jurisdiction shall be non-exclusive.

29.           Service of Process:
With respect to any action, proceeding or claim, Guarantor hereby irrevocably nominates Borrower to accept service of process and any other legal summons to be served upon Guarantor and consents that the same may be served in person or by mailing a copy thereof to Borrower at the last known address of Borrower appearing on the records of Bank.  Such mailing shall be deemed personal service and shall be legal and binding upon Guarantor in any such action, proceeding of claim.  Guarantor cannot revoke its nomination of Borrower as service of process agent without the prior written consent of Bank.

30.           Severability:
If any provision or provisions contained in this Guaranty or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not, to the full extent permitted by law, be affected or impaired in any way.  In any action, proceeding or claim, if any provision of this Guaranty is deemed to be ambiguous, or shall be subject to two or more interpretations, one of which would render said provision invalid, illegal or unenforceable in any respect, then, consistent with the purposes of this Guaranty, said provision shall be given such interpretation as would render it valid.

31.           Enforcement of Final Judgments:
Guarantor agrees that final judgment (a certified or exemplified copy of which shall be conclusive evidence thereof) against Guarantor in any action, proceeding or claim arising out of, or relating in any way to, this Guaranty, may, at the option of Bank be enforced in any jurisdiction chosen by Bank by suit on the judgment.

32.           Effectiveness of Guaranty Not Executed by All Guarantors:
The failure to execute this Guaranty by one or more persons shall not serve to render this Guaranty ineffective as regards any signatory hereto.

33.           Books and Records of Bank, Accounts Stated:
The books and records of Bank shall be admissible in evidence in any action or proceeding as prima facie proof of the items contained therein.  Statements of account rendered to Borrower, to the extent to which no objection is made within thirty (30) days from the date thereof, shall be binding on Guarantor whether or not Guarantor has received copies thereof and shall constitute an account stated between Guarantor and Bank.

34.           Headings and Capitalized Terms:
The descriptive headings used in this Guaranty are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.  Unless otherwise defined in this Guaranty, any term capitalized in this Guaranty shall have the meaning assigned to it under the UCC.

35.           Authorization to Complete Blank Spaces:
Bank is authorized to fill in any blank spaces in this Guaranty as of the date when this Guaranty is executed, and to correct patent errors herein.

Notwithstanding anything contained in this Guaranty to the contrary, the maximum liability for which the Guarantor shall be responsible hereunder shall be $5,000,000.00 plus any and all accrued interest and/or default interest pursuant to the terms of the Note and reasonable attorneys’ fees, and costs and expenses of collection of such amounts.

IN WITNESS WHEREOF, the undersigned has (each) hereunto set his or her hand and his, her or its seal the day and year first above written, intending and declaring this to be a duly sealed instrument.

ATLAS CAPITAL SA

By:	/s/ A. Lugassy
Name: A. A. Lugassy
Title:

Social Security Number or other
Taxpayer Identification Number:

Address:	Atlas Capital SA
Rue du Rhȏne 118
CH – 1204 Genève
Tél +41 22 718 17 18
Fax +41 22 786 58 55